UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

September 15, 2009	(August 31, 2009)
Date of Report	(Date of earliest event reported)
FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-32421	58-23420 21
( State or other jurisdiction of incorporation )	( Commission File Number )	( IRS Employer Identification No. )

420 Lexington Avenue, Suite 1718, New York, NY 10170
( Address of principal executive offices, including zip code )

Registrant's telephone number, including area code: (212) 201-2400

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act [17 CFR 240.14d-2(b)]
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act [17 CFR 240.13e-4(c)]

Item 1.01     Entry into a Material Definitive Agreement.

 On August 31, 2009, Fusion Telecommunications International Inc. (the “Company”) and Marvin S. Rosen, a director of the Company, agreed to amend and restate two promissory notes originally issued August 7, 2009 (evidencing $105,000 borrowed from Mr. Rosen) and August 18, 2009 (evidencing $85,267.81 borrowed from Mr. Rosen), respectively (the “Amended Notes”). Each of the Amended Notes (a) is payable on demand, (b) bears interest on the unpaid principal amount at the rate of 8% per annum and (c) grants the lender a collateralized security interest, pari passu with other lenders, in the Company’s accounts receivable. The proceeds of the loans are being used primarily for general corporate purposes. The form of Amended Notes is incorporated by reference as Exhibit 99.1 to this report.

On August 31, 2009, two Directors of the Company, Marvin S. Rosen and Philip D. Turits, converted an aggregate of $400,000 owed to them by the Company and evidenced by three promissory notes dated December 3, 2007, August 18, 2009 and August 25, 2009, into an aggregate of 4,444,446 shares of common stock and warrants to purchase 1,334,670 shares of common stock as determined by the closing price of the Common Stock on the business day prior to the closing of this conversion. Each warrant is exercisable at $0.11 per share, which is equal to 120% of the closing price of the Company’s Common Stock on the business day before closing of this conversion. The Form of Subscription and Rights Agreement and the Form of Common Stock Purchase Warrant used as for this conversion transaction are incorporated by reference and filed as Exhibits 99.2 and 99.3 to this report.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

99.1	Form of Amended Notes (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the Securities Exchange Commission on January 7, 2009).
99.2	Form of Subscription and Rights Agreement (incorporated by reference to Exhibit 10.3 to the Form 8-K Registrant’s filed with the Securities Exchange Commission on October 6, 2008).
99.3	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K filed with the Securities Exchange Commission on October 6, 2008).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: /s/ BARBARA HUGHES
Barbara Hughes
September 15, 2009	as Chief Financial Officer